SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2010

CarMax Auto Funding LLC

(Depositor)

CarMax Auto Owner Trust 2010-2

(Issuing Entity)

CarMax Business Services, LLC

(Sponsor)

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

333-149075		01-0794037
333-149075-05		80-6151829
(Commission File No.)		(I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway, Suite 400, Richmond, Virginia 23238

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 935-4512

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 30, 2010, CarMax Auto Funding LLC (“CarMax Funding”) and CarMax Business Services, LLC (“CarMax”) entered into an Underwriting Agreement with J.P. Morgan Securities Inc., on behalf of itself and as representative of the several underwriters, for the issuance and sale of certain asset backed notes of CarMax Auto Owner Trust 2010-2 in the following classes: Class A-1, Class A-2, Class A-3, Class A-4, Class B and Class C (collectively, the “Offered Notes”). The Offered Notes have an aggregate principal amount of $650,000,000. The Offered Notes have been registered pursuant to the Securities Act of 1933, as amended, under a Registration Statement on Form S-3 (Commission File No. 333-149075). It is expected that the Offered Notes will be issued on or about July 8, 2010.

The Underwriting Agreement is attached as Exhibit 1.1.

ITEM 8.01.	OTHER EVENTS.

The registrant has filed a preliminary prospectus supplement dated June 23, 2010 and a free writing prospectus dated June 30, 2010 setting forth a description of the receivables pool and the structure of $147,000,000 aggregate principal amount of Class A-1 Asset Backed Notes, $120,000,000 aggregate principal amount of Class A-2 Asset Backed Notes, $249,000,000 aggregate principal amount of Class A-3 Asset Backed Notes, $82,000,000 aggregate principal amount of Class A-4 Asset Backed Notes, $43,875,000 aggregate principal amount of Class B Asset Backed Notes and $8,125,000 aggregate principal amount of Class C Asset Backed Notes.

Legal opinions of McGuireWoods LLP are attached as Exhibit 5.1 and Exhibit 8.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits. The exhibits filed in response to Item 601 of Regulation S-K are listed in the Exhibit Index.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2010	CARMAX AUTO FUNDING LLC

	By:	/s/ THOMAS W. REEDY
	Name:	Thomas W. Reedy
	Title:	Vice President and Treasurer

Exhibit Index

Exhibit	Description

1.1	Underwriting Agreement dated June 30, 2010 among CarMax Auto Funding LLC, CarMax Business Services, LLC and J.P. Morgan Securities Inc., as Representative.

5.1	Opinion of McGuireWoods LLP dated June 30, 2010 as to legality.

8.1	Opinion of McGuireWoods LLP dated June 30, 2010 as to certain tax matters.

23.1	Consent of McGuireWoods LLP (included in Exhibits 5.1 and 8.1).

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